Exhibit 23(j)(3)

CONSENT OF INDEPENDENT AUDITORS

Board of Trustees and Shareholders

AARP Funds:

We consent to the reference to our firm under the captions “SUMMARY” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Boston, Massachusetts

September 27, 2006